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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the inclusion of our report dated November 18, 1996 on the consolidated financial statements of UIH Asia/Pacific Communications, Inc. (and to all references to our Firm) included in or made a part of this registration statement.


                                      ARTHUR ANDERSEN LLP



Denver, Colorado
November 18, 1996